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                                     PROXY

                          CRESTONE ENERGY CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS

                                              , 1996
                           -------------------

     The undersigned hereby appoints Randall C. Thompson, with full power of substitution, as proxy to represent the undersigned at the Special Meeting of Stockholders of Crestone Energy Corporation (the "Company") and any adjournments or postponements thereof and to vote all shares of common stock the undersigned would be entitled to vote as indicated upon all matters referred to herein and in his discretion upon any other matters which may properly come before the meeting.

1. TO APPROVE THE MERGER OF CRESTONE WITH A SUBSIDIARY OF BENTON OIL AND GAS COMPANY, ON THE TERMS OF THE AGREEMENT AND PLAN OF MERGER DELIVERED WITH THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS.

            /  / FOR       /  / AGAINST       /  / ABSTAIN

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                   (Continued and to be signed on other side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED "FOR" PROPOSAL 1.


  Number of Shares                           Dated:               , 1996
                   ---------------------            --------------


  ------------------------------------       ----------------------------------
  (Print Name)                                                       (Signed)


  ------------------------------------       ----------------------------------
  (Print Name)                                                       (Signed)

                                             If the shares are issued in the
                                             name of two or more persons,
                                             each person should sign the Proxy.
                                             If the shares are issued in the
                                             name of a corporation or a
                                             partnership, please sign in the
                                             corporate name, by president or
                                             other authorized officer, or in
                                             the partnership name, by an
                                             authorized person.

                                             Please sign exactly as your name
                                             appears and return this Proxy
                                             promptly in the accompanying
                                             postage-paid envelope. When
                                             signing as Attorney, Executor,
                                             Administrator, Trustee, Guardian
                                             or in any other representative
                                             capacity, please give your full
                                             title as such.

                 PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY